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Exhibit 15

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Amendment No.2 on Form F-3/A (No. 333-110470) of Coca-Cola Hellenic Bottling Company S.A. and its subsidiaries (the Company) of our report dated April 20, 2005 relating to the financial statements of the Company, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Athens, Greece June 30, 2005

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form F-3/A No. 333-110470) of Coca-Cola Hellenic Bottling Company S.A. and the related Prospectus of our report dated March 21, 2003, with respect to the consolidated statement of income, shareholders' equity, and cash flows of Coca-Cola Hellenic Bottling Company S.A. for the year ended December 31, 2002 included in this Annual Report (Form 20-F) for the year ended December 31, 2004.

/s/ Ernst & Young Athens, Greece June 30, 2005

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Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm